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               [HONIGMAN MILLER SCHWARTZ AND COHN LLP LETTERHEAD]


                                                                     EXHIBIT 5.1

                                  June 27, 2003

Frank's Nursery & Crafts, Inc.
580 Kirts Blvd., Suite 300
Troy, Michigan  48084

RE:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have represented Frank's Nursery & Crafts, Inc. a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), for registration of a maximum of 3,677,174 of the Company's Common Shares (the "Common Stock"), to be issued pursuant to options granted or to be granted under the Frank's Nursery & Crafts, Inc. 2002 Stock Option Plan (the "Plan") and under the Option Agreement dated December 5, 2002 between the Company and Joseph Nusim (the "Agreement").

         Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that the shares of the Common Stock to be offered by the Company under the Plan and the Agreement pursuant to the Registration Statement have been duly authorized and, when issued by the Company in accordance with the Plan, the Agreement and the stock options granted, or which are duly and validly granted in the future, thereunder, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                      Very truly yours,

                                      /s/ HONIGMAN MILLER SCHWARTZ AND COHN LLP
                                      -----------------------------------------
                                      HONIGMAN MILLER SCHWARTZ AND COHN LLP


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